Exhibit 99.6

PRELIMINARY PROXY

UY SCUTI ACQUISITION CORP

39 E. Broadway, Suite 603

New York, NY 10002

EXTRAORDINARY GENERAL MEETING

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE EXTRAORDINARY GENERAL MEETING TO BE HELD ON

[●], 2026

The undersigned, revoking any previous proxies relating to these shares with respect to the proposals set forth herein, hereby acknowledges receipt of the proxy statement/prospectus dated [●], 2026, in connection with the Extraordinary General Meeting of UY Scuti Acquisition Corp (“UYSC”) to be held at [●] a.m. ET on [●], 2026, which will be a virtual meeting held online at https://[●] for the sole purpose of considering and voting upon the following proposals, and hereby appoints Qunxue Yin and Jiawen Zhao, his or her true and lawful attorney and proxy of the undersigned, with power of substitution, to vote all ordinary shares of UYSC registered in the name provided, which the undersigned is entitled to vote at the Extraordinary General Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF A SIGNED AND DATED PROXY IS RETURNED BUT NO DIRECTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

THE UYSC BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE SPAC MERGER PROPOSAL (PROPOSAL 1), “FOR” THE ACQUISITION MERGER PROPOSAL (PROPOSAL 2), “FOR” THE NASDAQ PROPOSAL (PROPOSAL 3), “FOR” THE PUBCO CHARTER PROPOSAL (PROPOSAL 4), AND “FOR” THE ADJOURNMENT PROPOSAL (PROPOSAL 5).

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY AS SOON AS POSSIBLE.

Important Notice Regarding the Availability of Proxy Materials for the

Extraordinary General Meeting to be held on [●], 2026.

This notice of Extraordinary General Meeting and the accompanying proxy statement/prospectus are available at: https://[●].

PROXY

1.	The SPAC Merger Proposal — to approve, as a special resolution, the merger of UYSC with and into Isdera Inc (the “PubCo”), a Cayman Islands exempted company and wholly owned subsidiary of UYSC, with PubCo surviving the merger and that the Plan of Merger and any and all transactions provided for therein be approved. UYSC refers to the merger as the SPAC Merger;	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	The Acquisition Merger Proposal – to approve and ratify, as a special resolution, (a) the entry into the Merger Agreement by and among UYSC, Isdera Group Limited, and the other parties thereto and (b) the merger of Isdera Technology Limited, a Cayman Islands exempted company and wholly-owned subsidiary of PubCo, into Isdera Group Limited, resulting in Isdera Group Limited becoming a wholly-owned subsidiary of PubCo. UYSC refers to this as the Acquisition Merger;	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	The Nasdaq Proposal – to approve, as an ordinary resolution, for purposes of complying with Nasdaq Listing Rules, the issuance of PubCo ordinary shares in connection with the Business Combination. UYSC refers to this as the Nasdaq Proposal;	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	The PubCo Charter Adoption Proposal – to approve, as a special resolution, each material difference between the proposed Amended and Restated Memorandum and Articles of Association of PubCo and the amended and restated memorandum and articles of association of UYSC. UYSC refers to this as the PubCo Charter Proposal;	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	The Adjournment Proposal - to approve, as an ordinary resolution, the adjournment of the Extraordinary General Meeting to a later date or dates in the event UYSC does not receive the requisite shareholder vote to approve any of the above Proposals. UYSC refers to this as the Adjournment Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF A SIGNED AND DATED PROXY IS RETURNED BUT NO DIRECTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

Dated: _________________________ 2026

Shareholder’s Signature

Shareholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.